Exhibit 23.6

            Consent of Independent Registered Public Accounting Firm


We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 2-84303), Form S-8 and S-3 (No. 33-6054), Form S-8 and S-3 (No.
33-26434), Form S-8 and S-3 (No. 33-30277), Form S-8 (No. 33-61682), Form S-8
(No. 33-61718), Form S-8 (No. 333-51494), Form S-3 (No. 333-118102) and Form S-3
(No. 333-122047) of Leucadia National Corporation of our report dated February 20, 2004, with respect to the consolidated financial statements of WilTel Communications Group, Inc. included in the Annual Report (Form 10-K) of Leucadia National Corporation for the year ended December 31, 2004.




                                                  /s/ Ernst & Young LLP

Tulsa, Oklahoma
March 11, 2005